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EXHIBIT 99.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO ITEM 906 OF THE SARBANES-OXLEY ACT OF 2002


Each of the undersigned hereby certifies in his capacity as an officer of Charter One Financial, Inc. (the "Company") that the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date:  March 14, 2003          /S/ CHARLES JOHN KOCH
                               --------------------------------------------
                               Charles John Koch
                               Chairman of the Board, President and Chief
                               Executive Officer
                               (Principal Executive Officer)


Date:  March 14, 2003          /S/ RICHARD W. NEU
                               --------------------------------------------
                               Richard W. Neu
                               Executive Vice President and Chief Financial
                               Officer
                               (Principal Financial Officer)